UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 15, 2006

Global Crossing Ltd
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	001-16201	980189783
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

WESSEX HOUSE, 45 REID STREET, HAMILTON, Bermuda		HM12
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	4412968600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

CEO EMPLOYMENT AGREEMENT

On August 15, 2006, Global Crossing Limited (the "Company") entered into a new employment agreement (the "2006 Agreement") with chief executive officer John J. Legere following approval thereof by the Board of Directors of the Company (the "Board") on that same date. The 2006 Agreement supersedes the employment agreement between the parties dated December 9, 2003 (the "2003 Agreement"), except with respect to certain rights Mr. Legere had under such prior agreement relating to indemnification, liability insurance and the resolution of disputes thereunder.

Consistent with the 2003 Agreement, the 2006 Agreement: (1) provides Mr. Legere with an annual base salary of $1.1 million and a target annual bonus of $1.1 million; (2) entitles Mr. Legere to attend all meetings of the Board and to receive all materials provided to Board members, subject to certain limited exceptions; and (3) entitles Mr. Legere to reimbursement (on an after-tax basis) for certain excise taxes should they apply to payments made to Mr. Legere by the Company.

In addition, the 2006 Agreement: (1) extends the contractual term of Mr. Legere’s employment from December 9, 2007 to August 15, 2010; (2) provides for the payment of severance to Mr. Legere in the event of termination of Mr. Legere’s employment by the Company without "cause" or upon Mr. Legere’s death, "disability" or resignation for "good reason" (as such quoted terms are defined in the agreement (the "Designated Terminations")) in an amount equal to three times, two times or one times the sum of Mr. Legere’s base salary and target annual bonus if such termination occurs prior to August 15, 2008, 2009 or 2010, respectively, plus certain other benefits and payments; (3) clarifies that the provisions in the 2003 Agreement entitling Mr. Legere to equity grants on a basis no less favorable than grants for other senior executives of the Company and to the vesting in full of equity grants upon any Designated Termination apply to all equity-based compensation and not only to stock options; and (4) provides the Company with the discretion to pay up to one-half of Mr. Legere’s annual bonus in common shares of the Company.

NON-EMPLOYEE DIRECTORS' COMPENSATION PROGRAM

On August 15, 2006, the Board also amended the compensation program (the "Program") for non-employee members of the Board and of the Company’s Executive Committee. Specifically, the Program was amended: (1) subject to share availability, to change the vehicle for payment of the annual retainer from all cash to one-half cash and one-half common shares of the Company, commencing in 2007; and (2) to enhance the Program with an annual grant of restricted stock units ("RSUs") with one year vesting valued at $50,000 per member. The annual grant of RSUs will be made on the date of each annual general meeting of shareholders, except for the 2006 grant, which was made on August 15, 2006 (the date of Board approval of the new Program). The number of RSUs granted is based on the closing price of the Company’s common shares on the grant date. An RSU entitles the grantee to receive an unrestricted common share of the Company on the vesting date.

The Program, as amended, is summarized in Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Global Crossing Limited Non-Employee Directors' Compensation Program

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Crossing Ltd

August 21, 2006	By:	Mitchell C. Sussis

Name: Mitchell C. Sussis
Title: Senior Vice President, Secretary & Deputy General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Global Crossing Limited Non-Employee Directors' Compensation Program